UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2003


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.)
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)


Item 2.   Unilens Agreement

     Effective October 17, 2003, CTT agreed with Unilens Corp. USA and Unilens Vision Inc. (Unilens) to settle all prior claims, to terminate all prior agreements between them and for Unilens to pay CTT an aggregate of $1,250,000 in installments of at least $100,000. Unilens paid the first $100,000 installment on October 17, 2003. Installments are due each March 31, June 30, September 30 and December 31 beginning December 31, 2003. Unilens granted CTT a security interest in all Unilens real and personal property that is subordinate to a security interest held by UNIINVEST Holding AG in respect of $450,000 plus interest owed by Unilens to UNIINVEST Holding AG.

     Before this agreement, Unilens owed $4,711,875 (previously expensed due to uncertainties relating to its collection) remaining from an original installment obligation of $5,500,000 to CTT under previous agreements made in connection with the Company's January 1989 sale of substantially all the assets of University Optical Products Co. (UOP) to Unilens Corp. USA.


Item 7.   Financial Statements and Exhibits.

          Exhibits                                          Page

          10.1  Settlement Agreement dated
                October 17, 2003 among registrant,
                Unilens Corp. USA and Unilens
                Vision Inc.                                 3-14

          99.1  Registrant's press release dated
                October 20, 2003                              14

                            Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  October 22, 2003            /s/  John B. Nano
                                   By:  John B. Nano
                                        President and
                                        Chief Executive Officer